SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant                                         [X]

Filed by a Party other than the Registrant                      [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                         Hyde Athletic Industries, Inc.
 ...............................................................................
                (Name of Registrant as Specified in Its Charter


 ...............................................................................
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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    Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

        .......................................................................

   2)  Aggregate number of securities to which transaction applies:

       ........................................................................

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ........................................................................

   4)  Proposed maximum aggregate value of transaction:

       ........................................................................

   5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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



                         HYDE ATHLETIC INDUSTRIES, INC.

                          Centennial Industrial Park
                             13 Centennial Drive
                         Peabody, Massachusetts 01960

The Annual Meeting of Stockholders of Hyde Athletic Industries, Inc. (the "Company") will be held at the offices of the Company, Centennial Industrial Park, 13 Centennial Drive, Peabody, Massachusetts, on Wednesday, May 22, 1996 at 10:00 a.m., local time, to consider and act upon the following matters:

1. To elect six directors.

2. To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Holders of record of the Company's Class A Common Stock at the close of business on April 5, 1996 will be entitled to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,
David E. Redlick, Clerk

Peabody, Massachusetts
April 22, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                         HYDE ATHLETIC INDUSTRIES, INC.
                          Centennial Industrial Park
                             13 Centennial Drive
                         Peabody, Massachusetts 01960

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 22, 1996

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hyde Athletic Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 22, 1996 and at any adjournment of that meeting (the "Annual Meeting"). All shares of Class A Common Stock, $.33-1/3 par value per share, of the Company (the "Class A Common Stock") for which proxies are submitted will be voted in accordance with the stockholders' instructions, and if no choice is specified, the shares will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Clerk of the Company or by voting in person at the Annual Meeting.

The Company's Annual Report for the fiscal year ended January 5, 1996 ("fiscal 1995") is being mailed to stockholders with the mailing of this Notice and Proxy Statement, which is first being mailed to stockholders on or about April 22, 1996.

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 5, 1996 as filed with the Securities and Exchange Commission (the "Commission"), excluding exhibits, will be furnished without charge to any stockholder upon written request to Charles A. Gottesman, Executive Vice President, Hyde Athletic Industries, Inc., Centennial Industrial Park, 13 Centennial Drive, Peabody, Massachusetts 01960. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Voting Securities and Votes Required

The Board of Directors has fixed April 5, 1996 as the record date (the "Record Date") for determining holders of Class A Common Stock who are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 2,701,727 shares of Class A Common Stock. Each share is entitled to one vote. The holders of the Company's Class B Common Stock, $.33-1/3 par value per share (the "Class B Common Stock"), are not entitled to vote at the Annual Meeting.

The holders of a majority of the shares of Class A Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Class A Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

The affirmative vote of the holders of a plurality of the shares of Class A Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Class A Common Stock voting on the matter is required to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year.

Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

Stock Ownership of Certain Beneficial Owners and Management

The table below sets forth information concerning beneficial ownership of the Company's Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock, (ii) all directors, (iii) each of the executive officers named in the Summary Compensation Table set forth in "Compensation of Executive Officers" below (the "Named Executive Officers") and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of March 31, 1996.

The number of shares beneficially owned by each person is determined under rules of the Commission, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 1996 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock.

                                   Number of Shares            Percentage
                                     Beneficially               of Class
                                        Owned                 Outstanding
                             --------------------------     ----------------
                                                            Class     Class
5% Stockholders                Class A        Class B        A         B
- --------------------------    ----------    -----------     -----    -------
Phyllis H. Fisher ........       414,472         5,002       15.3%     *
 c/o Hyde Athletic
  Industries, Inc.
   Centennial Industrial
  Park
   13 Centennial Drive
   Peabody, MA 01960
John H. Fisher ...........       414,454 (1)  169,575 (2)    15.3      4.8%
 c/o Hyde Athletic
  Industries, Inc.
   Centennial Industrial
   Park
   13 Centennial Drive
   Peabody, MA 01960
Charles A. Gottesman and
   Merrill F. Gottesman ..       403,654 (3)   161,876 (4)   14.9      4.6
 c/o Hyde Athletic
  Industries, Inc.
   Centennial Industrial
  Park
   13 Centennial Drive
   Peabody, MA 01960
Dimensional Fund Advisors
  Inc.  ..................       192,400       261,300 (5)    7.1      7.4
 1299 Ocean Avenue
   Santa Monica, CA 90401

Other Directors
- --------------------------
James A. Buchanan ........         5,500 (6)    25,257 (6)    *         *
Jonathan O. Lee ..........            --        14,000 (7)    --        *
John J. Neuhauser ........            --        14,000 (8)    --        *

Other Named Executive
  Officers
- --------------------------
Wolfgang Schweim  ........            --        1,500 (9)    --        *
James H. Noyes, Jr.  .....          400 (10)    7,917 (10)   *         *
All directors and
  executive officers as a
  group
   (11 persons)  .........    1,240,390 (11)  407,970 (12)   45.8     11.2

* Represents holdings of less than one percent.

(1) Includes 83,410 shares held in trust for the benefit of Mr. Fisher for which Mr. Fisher and his sister, Merrill F. Gottesman, are trustees and share investment and voting power; 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole voting and investment power; 6,382 shares held in trust for the benefit of Mr. Fisher's children for which Mr. Fisher is the trustee and exercises sole investment and voting power; and 1,333 shares held in the name of Mr. Fisher's daugh-ter. Excludes 83,410 shares held in trust for the benefit of Ms. Gottesman for which Mr. Fisher and Ms. Gottesman are trustees and share investment and voting power. Mr. Fisher is the son of Phyllis H. Fisher.

(2) Includes 23,410 shares held in trust for the benefit of Mr. Fisher for which Mr. Fisher and his sister, Merrill F. Gottesman, are trustees and share investment and voting power; 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole voting and investment power; 1,582 shares held in trust for the benefit of Mr. Fisher's daughter for which Mr. Fisher is the trustee and exercises sole investment and voting power; and 34,152 shares which Mr. Fisher has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1996. Excludes 23,410 shares held in trust for the benefit of Ms. Gottesman for which Mr. Fisher and Ms. Gottesman are trustees and share investment and voting power.

(3) Includes 69,031 shares which Mr. Gottesman jointly owns with his wife, Merrill F. Gottesman, who is the daughter of Phyllis H. Fisher; 7,964 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Ms. Gottesman is trustee and exercises sole investment and voting power; 83,410 shares held in trust for the benefit of Ms. Gottesman for which Ms. Gottesman and her brother, John H. Fisher, are trustees and share investment and voting power; 25,750 shares held in the name of Mr. Gottesman; 214,833 shares held in the name of Ms. Gottesman; and an aggregate of 2,666 shares held in the names of Mr. and Mrs. Gottesman's two daughters. Excludes 83,410 shares held in trust for the benefit of John H. Fisher for which John H. Fisher and Ms. Gottesman are trustees and share investment and voting power.

(4) Includes 69,031 shares which Mr. Gottesman jointly owns with his wife, Merrill F. Gottesman; 3,164 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Ms. Gottesman is trustee and exercises sole investment and voting power; 23,410 shares held in trust for the benefit of Ms. Gottesman for which Ms. Gottesman and her brother, John H. Fisher, are trustees and share investment and voting power; 10,800 shares held in the name of Ms. Gottesman; 25,750 shares held in the name of Mr. Gottesman; and 29,721 shares which Mr. Gottesman has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1996. Excludes 23,410 shares held in trust for the benefit of John H. Fisher for which John H. Fisher and Ms. Gottesman are trustees and share investment and voting power.

(5) The information reported is based on Schedules 13G, dated January 31, 1995 and February 7, 1996, filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional is a registered investment advisor and deemed to have beneficial ownership of all of such shares. These shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, and Dimensional serves as investment manager for all of such entities. Dimensional disclaims beneficial ownership of all such shares.

(6) Consists of 5,500 shares and 25,257 shares of Class A Common Stock and Class B Common Stock, respectively, which Mr. Buchanan has the right to acquire pursuant to outstanding stock options exercisable within 60 days after March 31, 1996.

(7) Consists of 14,000 shares which Mr. Lee has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1996.

(8) Consists of 14,000 shares which Mr. Neuhauser has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1996.

(9) Consists of 1,500 shares which Mr. Schweim has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1996. Mr. Schweim also has the right to acquire 1,500 and 1,500 shares of Class B Common Stock pursuant to outstanding options exercisable within 60 days after March 31, 1996 if the closing price of the Company's Class B Common Stock (based on the average closing price over a period of 20 trading days) exceeds $6.75 and $9.25 per share, respectively.

(10) Consists of 400 shares and 7,917 shares of Class A Common Stock and Class B Common Stock, respectively, which Mr. Noyes has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1996.

(11) Includes a total of 7,800 shares which all executive officers and directors have the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1996.

(12) Includes a total of 135,380 shares which all executive officers and directors have the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1996.

There are no agreements among any of the foregoing persons or entities with respect to the voting of shares of Class A Common Stock of the Company.

                             ELECTION OF DIRECTORS

Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the six nominees named below, all of whom are presently directors of the Company. The proxy may not be voted for more than six directors. If a nominee becomes unable or unwilling to serve as a director, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unwilling to serve as a director.

Set forth below are the name and age of each nominee for director and the positions and offices held by him or her with the Company, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of the Company.

James A. Buchanan, age 49, has been a director since 1991. Mr. Buchanan joined the Company in 1989 as Vice President, Marketing. Since 1990 he has been President and General Manager of the Company's subsidiary, Brookfield Athletic Co., Inc. ("Brookfield"), which produces and markets outdoor recreational products for children and young adults. From 1985 to 1989, he was President of Marketing Associates International Ltd., a company engaged in the marketing of entertainment products, including the European introduction of the board game Trivial Pursuit.

John H. Fisher, age 48, has been a director since 1980. Mr. Fisher has been Chief Executive Officer of the Company since 1991. He served as Chief Operating Officer from 1985 to 1991, as Executive Vice President from 1981 to 1985 and as Vice President, Sales from 1979 to 1981. Mr. Fisher is a member of the World Federation of Sporting Goods Industries, is the former Chairman of the Athletic Footwear Council of the Sporting Goods Manufacturers Association, and is a member of various civic associations. Mr. Fisher is the son of Phyllis H. Fisher.

Phyllis H. Fisher, age 73, has been a director since 1982. In addition to her services as a director of the Company, Mrs. Fisher provides consulting services to the Company, which include maintaining certain long-standing relationships with sporting goods associations, representing the Company at certain trade shows and coordinating the Company's civic and charitable events.

Charles A. Gottesman, age 45, has been a director since 1983. Mr. Gottesman has served as Executive Vice President and Chief Operating Officer of the Company since 1992, Executive Vice President, Finance from 1989 to 1992, Senior Vice President from 1987 to 1989, Vice President from 1985 to 1987, Treasurer from 1983 to 1989, and in a number of other capacities beginning in 1977. Mr. Gottesman is the son-in-law of Phyllis H. Fisher.

Jonathan O. Lee, age 45, has been a director since 1990. Mr. Lee has been engaged for more than five years as General Partner of Lee Capital Holdings, a limited partnership engaged in effecting corporate acquisitions and operating the acquired companies. He presently serves as Chairman of the Board of Southern Energy Homes, Inc., a company engaged in the manufactured housing business.

John J. Neuhauser, age 53, has been a director since 1989. Mr. Neuhauser has been Dean of Boston College's Carroll School of Management (business school) since 1978. From 1971 to 1977, he held the position of Associate Professor and Chairman of the Computer Science Department of Boston College. He is presently a director of all of the mutual funds of the Colonial Group and in recent years has been a director of Logic World, Inc. and of Wakefield Software Systems, Inc., companies engaged in the computer industry. He currently is a Corporator of Emerson Hospital and is a former member of the Executive Committee of the Boston Management Consortium.

Board and Committee Meetings

The Board of Directors met six times during fiscal 1995 and acted by written consent on one occasion. With the exception of Mrs. Phyllis Fisher, each director attended at least 75% of the aggregate number of Board meetings and the number of meetings held by all committees on which he or she then served.

The Company has a standing Audit Committee of the Board of Directors, which reviews the effectiveness of the auditors during the annual audit, reviews the adequacy of financial statement disclosures, discusses the Company's internal control policies and procedures and considers and recommends the selection of the Company's independent accountants. The Audit Committee met once during fiscal 1995. The members of the Audit Committee are Messrs. Gottesman, Lee and Neuhauser.

The Company also has a standing Compensation Committee of the Board of Directors, which is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, and setting the compensation levels for these individuals. The Compensation Committee also considers and makes recommendations to the Board of Directors with respect to such matters as the establishment and implementation of employee incentive plans and administers the Company's 1993 Equity Incentive Plan. The Compensation Committee held three meetings and acted by written consent on one occasion during fiscal 1995. The members of the Compensation Committee are Messrs. Lee and Neuhauser. See "Report of the Compensation Committee on Executive Compensation."

The Company has no standing nominating committee of the Board of Directors.

Compensation of Directors

Under the Company's 1993 Director Stock Option Plan (the "Director Option Plan"), which was adopted by the Board of Directors on April 7, 1993 and approved by the stockholders of the Company on May 25, 1993, non-employee directors of the Company (other than Phyllis H. Fisher) are granted non-statutory stock options to purchase shares of Class B Common Stock. Options are granted automatically to eligible directors as follows: (i) each eligible director was granted an option to purchase 6,000 shares of Class B Common Stock on the 60th day following stockholder approval of the Director Option Plan; (ii) each person who becomes an eligible director after May 25, 1993 (the date of approval of the Director Option Plan by the stockholders) shall be granted an option to purchase 6,000 shares of Class B Common Stock on the date of his or her initial election to the Board of Directors; and (iii) each eligible director shall be granted an option to purchase 4,000 shares of Class B Common Stock on April 15 of each year (or the next following business day if April 15 is not a business day), provided he or she is an eligible director on such date. All options granted under the Director Option Plan have an exercise price equal to the fair market value of the Class B Common Stock on the date of grant and will be exercisable at any time prior to the fifth anniversary of the date of grant.

On April 17, 1995, each of Messrs. Neuhauser and Lee was granted an option to purchase 4,000 shares of Class B Common Stock at $4.875 per share.

Non-employee directors are paid an annual retainer of $15,000. Mrs. Fisher is a party to a consulting agreement with the Company under which she received a fee of $90,000 for 1995. See "Employment and Consulting Agreements and Other Arrangements."

Compensation of Executive Officers

Summary Compensation Table.    The following table sets forth certain
information with respect to the compensation, for the last three fiscal years, of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers during fiscal 1995:

Summary Compensation Table

                                         Annual                 Long-Term
                                    Compensation (1)         Compensation (2)
                                                                  Awards
                                                          ----------------------
                                                         Restricted
                                                            Stock     Securities      All Other
        Name and                                           Awards     Underlying     Compensation
   Principal Position      Year    Salary      Bonus         (3)        Options          (4)
- ------------------------    ----    -------    -------    ---------    ---------    --------------
John H. Fisher              1995   $277,960   $105,967     $  --        30,000         $12,000
 President and Chief        1994    265,404    204,739        --        24,150          15,192
  Executive Officer         1993    258,000    340,840     284,276      28,728          21,891
Charles A. Gottesman        1995    250,164    105,967        --        25,000          13,360
 Executive Vice             1994    238,609    204,739        --        22,220          16,230
  President and Chief       1993    232,200    340,840     255,621      25,832          21,661
  Operating Officer
James A. Buchanan           1995    220,807     55,351        --        15,000          14,568
 President, Brookfield      1994    211,151     47,425        --        17,256          19,719
  Athletic Co., Inc.        1993    210,569       --       181,937      18,386          23,608
Wolfgang Schweim            1995    206,987      8,289        --        22,500           1,169
 President, Saucony
  Division (5)
James H. Noyes, Jr.         1995    159,609     22,572        --          --            10,643
 Vice President,            1994    179,559     28,215        --        12,516          11,896
  International             1993    178,988     19,000     111,578      11,276          12,545

(1) Perquisites for the Named Executive Officers listed in the table did not exceed the lesser of $50,000 or 10% of total salary and bonus for the respective fiscal years and accordingly have been omitted in accordance with the rules of the Securities and Exchange Commission.

(2) The Company does not have a long-term compensation plan that includes long-term incentive payouts. No stock appreciation rights (SARs) have been granted to or are held by any of the Named Executive Officers.

(3) On April 27, 1993, the Company issued under its 1993 Equity Incentive Plan 23,939, 21,526, 15,321 and 9,396 restricted shares of each of the Class A Common Stock and Class B Common Stock to Messrs. Fisher, Gottesman, Buchanan and Noyes, respectively. Each stock award provided for vesting in equal annual installments over a five-year period, beginning in April 1994. The purchase price of each award was $6-1/16 per share (approximately 50% of the fair market value on the date the stock was issued). On November 4, 1993 and June 27, 1994, the Company repurchased all of the restricted shares of Class A Common Stock and Class B Common Stock at $6-1/16 per share from the Named Executive Officers. At the end of fiscal 1995, none of the Named Executive Officers held shares of restricted stock.

(4) Amounts shown in this column represent (i) the Company's payment of split-dollar life insurance premiums, (ii) the Company's contributions under its tax-qualified and deferred 401(k) savings plan and (iii) the value of below-market loans made by the Company to the Named Executive Officers (the value based on the difference between the market interest rate and the actual interest rate). The Company paid split-dollar life insurance premiums of $10,500, $11,050, $13,000, $0 and $8,333 for
    Messrs. Fisher, Gottesman, Buchanan, Schweim and Noyes, respectively, for the last fiscal year. The Company's contributions under its 401(k) savings plan to Messrs. Fisher, Gottesman, Buchanan, Schweim and Noyes for the last fiscal year were $1,500, $2,310, $1,568, $0 and $2,310, respectively. In addition, Mr. Schweim received $1,169 in the last fiscal year, representing the value of a below-market loan in the principal amount of $12,000 made by the Company to Mr. Schweim. See "Employment and Consulting Agreements and Other Arrangements."

(5) On June 1, 1995, Mr. Schweim was promoted to the position of President, Saucony Division.

Option Grant Table.    The following table sets forth certain information
regarding options granted during fiscal 1995 by the Company to the Named Executive Officers. The Company granted no SARs in fiscal 1995.

                      Option Grants in Last Fiscal Year

                                      Percent                              Potential
                                     of Total                              Realizable
                                      Options                           Value at Assumed
                                      Granted   Exercise                Annual Rates of
                     Number of          to         or                        Stock
                     Securities      Employees    Base                       Price
                     Underlying         in        Price                 Appreciation for
                      Options         Fiscal       Per    Expiration    Option Term (2)
      Name           Granted (1)       Year       Share      Date         5%       10%
 --------------      -------------     -------     -----     -------     ---------------
John H. Fisher        30,000 (3)        29%       $4.75     3/28/00    $39,370   $86,998
Charles A.
  Gottesman           25,000 (3)        24         4.75     3/28/00     32,808    72,498
James A.
  Buchanan            15,000 (3)        14         4.75     3/28/00     19,685    43,499
Wolfgang
  Schweim              7,500 (4)         7         4.25     6/01/00      8,806    19,460
                       7,500 (5)         7         4.25     6/01/00      8,806    19,460
                       7,500 (6)         7         4.25     6/01/00      8,806    19,460
James H.
  Noyes, Jr.             --             --          --         --         --        --

(1) The securities underlying the options are shares of Class B Common Stock.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account actual appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise.

(3) The options are exercisable in two equal installments on each of March 28, 1996 and 1997.

(4) The option is exercisable in five equal annual installments commencing on June 1, 1995.

(5) The option is exercisable in five equal annual installments commencing on June 1, 1995; provided, however, that the option shall not become exercisable until the first day on which the average of the closing sale price of the Class B Common Stock on the Nasdaq National Market for the period of 20 consecutive trading days prior to such date equals or exceeds $6.75 per share.

(6) The option is exercisable in five equal annual installments commencing on June 1, 1995; provided, however, that the option shall not become exercisable until the first day on which the average of the closing sale price of the Class B Common Stock on the Nasdaq National Market for the period of 20 consecutive trading days prior to such date equals or exceeds $9.25 per share.

Year End Option Table. The following table sets forth certain information regarding stock options held as of January 5, 1996 by the Named Executive Officers. None of the Named Executive Officers exercised any options during fiscal 1995.

                        Fiscal Year-End Option Values

                  Number of Shares Underlying        Value of Unexercised
                      Unexercised Options            In-the-Money Options
                       at Fiscal Year-End           at Fiscal Year-End (1)
                 ------------------------------    ------------------------
     Name          Exercisable   Unexercisable  Exercisable   Unexercisable
- -------------   ---------------    ------------     --------   ------------
John H.
  Fisher            24,152 (2)       58,726 (2)     $3,591        $28,127
Charles A.
  Gottesman         22,221 (2)       50,831 (2)      3,229         25,292
James A.
  Buchanan          28,257 (3)       39,385 (4)      5,548         18,001
Wolfgang
  Schweim            1,500 (2)       21,000 (2)          0              0
James H.
  Noyes, Jr.        13,317 (5)       11,275 (2)      2,709         11,039

(1) Value based on the fair market value of the Common Stock at the fiscal year end ($3.875 per share) less the exercise price.

(2) Represents shares of Class B Common Stock.

(3) Consists of 5,500 shares of Class A Common Stock with an in-the-money value of $1,625 and 22,757 shares of Class B Common Stock with an in-the-money value of $3,923.

(4) Consists of 3,000 shares of Class A Common Stock with no in-the-money value and 36,385 shares of Class B Common Stock with an in-the-money market value of $18,001.

(5) Consists of 400 shares of Class A Common Stock with an in-the-money value of $650 and 12,917 shares of Class B Common Stock with an in-the-money value of $2,059.

Employment and Consulting Agreements and Other Arrangements

During 1995, the Company was a party to employment agreements with John H. Fisher, Charles A. Gottesman, James A. Buchanan and Wolfgang Schweim. The terms of the employment agreements with Messrs. Fisher, Gottesman and Buchanan expired on December 31, 1995, and the Compensation Committee is currently reviewing these agreements in their entirety with a view towards authorizing the Company to renew these agreements or enter into new agreements with these three executive officers. Mr. Schweim's employment agreement remains in effect. Summaries of the employment agreements are set forth below.

The Company's employment agreement with John H. Fisher provided for a term beginning November 1, 1991 and terminating December 31, 1995. The agreement provided for a base salary of $250,000, subject to increases based on increases in the consumer price index. The agreement also provided for additional incentive compensation in a sum equal to four percent of the amount of the Company's pre-tax profit in each fiscal year, as defined in the agreement. In addition, pursuant to the agreement, Mr. Fisher is prohibited from engaging in any business competitive with that of the Company during the term of the agreement and for a period of two years thereafter.

The Company's employment agreement with Charles A. Gottesman provided for a term beginning November 1, 1991 and terminating December 31, 1995. The agreement provided for a base salary of $225,000, subject to increases based on increases in the consumer price index. The agreement also provided for additional incentive compensation in a sum equal to four percent of the amount of the Company's pre-tax profit in each fiscal year, as defined in the agreement. In addition, pursuant to the agreement, Mr. Gottesman is prohibited from engaging in any business competitive with that of the Company during the term of the agreement and for a period of two years thereafter.

The Company's employment agreement with James A. Buchanan provided for a term beginning January 4, 1992 and terminating December 31, 1995. The Agreement provided for a base salary of $200,000 per year, subject to increases based on increases in the consumer price index. This agreement also provided for additional compensation equal to three percent of Brookfield's pre-tax profit in each fiscal year, as defined in the agreement, provided Brookfield has earned a minimum of $1,000,000 pre-tax profit in such fiscal year. In addition, pursuant to this agreement, the Company agreed to elect Mr. Buchanan as a director of Brookfield and to use reasonable efforts to cause Mr. Buchanan to be elected to the Board of Directors of the Company. If Mr. Buchanan refuses to renew the agreement, he is prohibited, for a period of three years after cessation of employment with the Company, from engaging in the business of developing, producing, marketing or selling products competitive with those of the businesses of the Company as to which Mr. Buchanan had significant supervisory or operational responsibilities.

The Company has an employment agreement with Wolfgang Schweim for a term beginning June 1, 1995 and terminating May 31, 1997. The Agreement provides for a base salary of $200,000, subject to increase based on increases in the consumer price index. Mr. Schweim is also eligible to receive a cash bonus of up to 50% of his base salary, provided, however, that the Board of Directors, in its sole discretion, may award a bonus of greater than 50%. If the Company terminates Mr. Schweim without cause, the Company will continue to pay Mr. Schweim his salary and benefits through May 31, 1997. So long as Mr. Schweim is employed by the Company, and for a period of two years thereafter, he is prohibited from engaging in the business of developing, producing, marketing or selling products competitive with those of the Company, or under active consideration by the Company, while Mr. Schweim was employed by the Company.

The Company has a compensation arrangement with Mr. Noyes whereby Mr. Noyes received a base salary of $115,794 in fiscal 1995 and commissions at specified rates and participates in the Vice President Bonus Plan (described below).

All Vice Presidents of the Company are eligible to participate in the Company's Vice President Bonus Plan, which was approved by the Board of Directors, upon recommendation of the Compensation Committee. To be eligible for this plan, an executive must be a Vice President for the entire fiscal year. Bonuses awarded to a Vice President under this plan are capped at 25% of such Vice President's salary for the previous fiscal year, and are based on the level of attainment of certain sales and pre-tax profit objectives of the Company or the division for which the Vice President is responsible.

The Company has a consulting agreement with Phyllis H. Fisher for a term of five years beginning January 4, 1993. The agreement provides for an annual fee of $40,000 during each of the first two years of the agreement and $90,000 for each of the remaining three years of the agreement. Mrs. Fisher's consulting services include maintaining certain long-standing relationships with sporting goods associations, representing the Company at certain trade shows and coordinating the Company's civic and charitable events.

In July 1993, James Buchanan, President of Brookfield, borrowed $100,000 from the Company. As consideration for this loan, Mr. Buchanan issued the Company a promissory note that was interest free through July 1994 and currently bears interest at the prevailing prime rate and is collateralized by a mortgage to the Company on two parcels of real estate. As of April 1, 1996, the amount of indebtedness outstanding under the note was $100,000.

On March 2, 1995, Wofgang Schweim, President of the Company's Saucony Division, borrowed $284,000 from the Company in connection with the purchase of a home. Mr. Schweim repaid the loan in full on March 14, 1995.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company's Board of Directors consists of Messrs. Lee and Neuhauser.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and setting the compensation for these individuals.

The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Compensation Committee has approved in the past multi-year employment contracts. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company and/or the individual executive's particular business unit. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements, such as stockholder approval of a compensation plan, are met. Although the Compensation Committee has considered the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation programs, the Committee believes that it is unlikely that such limitations will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. Based in part on this judgment, the Compensation Committee has determined not to recommend to the Company's Board of Directors that the bonus arrangements for the Company's executive officers be submitted to the Company's stockholders for their approval. As a result of an amendment effected at the 1993 Annual Meeting of Stockholders, the Compensation Committee believes that option grants and stock awards made at fair market value under the Company's 1993 Equity Incentive Plan are exempt from the limitations of Section 162(m).

The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the objectives described above: base salary; annual cash bonus; and a stock-based equity incentive in the form of participation in the Company's 1993 Equity Incentive Plan. In establishing base salaries for executives, the Compensation Committee monitors salaries at other companies, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance in establishing base salaries of executives.

During fiscal 1995, four of the executive officers, including the Chief Executive Officer, were parties to multi-year employment agreements with the Company that fixed the executive's annual base salary during the term of the agreement, subject to adjustment for changes in the consumer price index. Thus, the only adjustments during 1995 to the base salaries of Messrs. Fisher, Gottesman and Buchanan were cost-of-living adjustments in accordance with the terms of the employment agreements signed by Messrs. Fisher and Gottesman in November 1991 and Mr. Buchanan in January 1992. Mr. Schweim entered into his employment agreement in June 1995, and the cost-of-living adjustment will first take effect with the contract year beginning in June 1996. The Compensation Committee believes that the base salary levels provided for in these contracts, including the agreement with the Chief Executive Officer, established appropriate base salary levels for the covered individuals in light of the factors described above. Moreover, each of these agreements includes provisions prohibiting the executive from engaging in a business competitive with the Company during the term of the agreement and, subject to certain conditions in the case of Messrs. Buchanan and Schweim, for a specified number of years thereafter. The terms of the employment agreements with Messrs. Fisher, Gottesman and Buchanan expired on December 31, 1995, and the Compensation Committee is currently reviewing these agreements in their entirety with a view towards authorizing the Company to renew these agreements or enter into new employment agreements with these three executive officers. Mr. Schweim's employment agreement expires on May 31, 1997.

The Compensation Committee generally structures cash bonuses by linking them to the achievement of specified Company and/or business unit performance objectives. In the case of Mr. Fisher and two of the other executive officers, the bonus was based upon a percentage of pre-tax net income (as defined) of the Company or the applicable business unit, as set forth in their employment agreements. For certain executive officers not covered by employment agreements, the Board of Directors, upon recommendation of the Compensation Committee, has adopted a Vice President Bonus Plan pursuant to which Vice Presidents of the Company are eligible for bonuses (calculated as a percentage of annual salary) upon the attainment of certain sales and pre-tax profit objectives which are fixed by the Board of Directors for the Company or certain of its divisions. The Compensation Committee believes that these arrangements tie the executive's performance closely to a key measure of success of the Company or the executive's business unit. The bonus for Mr. Fisher for fiscal 1995 of $105,967 was equal to 4% of the Company's pre-tax profit in such year, as specified in Mr. Fisher's employment contract.

Stock option grants in fiscal 1995 were designed to make a portion of the overall compensation of the executive officers, including the Chief Executive Officer, receiving such awards vary depending upon the performance of the Company's Common Stock. Such grants, as a result of the applicable vesting arrangements, also serve as a means for the Company to retain the services of these individuals. The Chief Executive Officer received an option to purchase 30,000 shares of Class B Common Stock in fiscal 1995 as part of a new round of option grants. The 30,000 share stock option grant to Mr. Fisher was based on the Compensation Committee's evaluation of Mr. Fisher's overall performance in fiscal 1994.

                                             Jonathan O. Lee
                                             John J. Neuhauser

Stock Performance Chart

The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended January 5, 1996 with the total return on the S&P 500 Composite Index and a peer group of companies (the "Shoes Index"). The comparison assumes $100 was invested on December 31, 1990 in the Company's then outstanding Common Stock (the "Prior Common Stock") and in each of the foregoing indices and assumes reinvestment of dividends. On May 26, 1993, the Prior Common Stock ceased trading and the Class A Common Stock and Class B Common Stock began trading on the Nasdaq National Market.

 ******************************* [LINE GRAPH]  *******************************

                                            DOLLARS
                           1990   1991   1992    1993   1994     1995
            ---------------------------------------------------------
            Hyde
              Athletic
              Industries,
              Inc.         100     113    413    275     240     193
            ---------------------------------------------------------
            S & P Index    100     131    141    154     157     216
            ---------------------------------------------------------
            Shoes Index    100      93     81     66      49      34
            ---------------------------------------------------------

 *****************************************************************************

(1) Shoes Index includes L.A. Gear, Inc., Ryka, Inc. and K-Swiss Inc. (publicly traded during the entire period covered by the chart) and Vans, Inc. (commenced public trading in 8/91), and the returns of each component company of the Shoes Index is weighted according to the respective company's stock market capitalization at the beginning of the period.

                   RATIFICATION OF INDEPENDENT ACCOUNTANTS

Subject to ratification by the stockholders, the Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year. Coopers & Lybrand L.L.P. has been the Company's independent accountants for the five most recent fiscal years. Although stockholder approval of the Board of Directors' selection of Coopers & Lybrand L.L.P. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider this selection.

Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                OTHER MATTERS

Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as set forth below, the Company believes that during 1995 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. Merrill F. Gottesman, a principal stockholder of the Company, failed to file on a timely basis the Initial Statement of Beneficial Ownership of Securities on Form 3, which she was obligated to file with the Commission on July 30, 1995, ten days after Mrs. Gottesman acquired by gift a sufficient number of shares of Class B Common Stock to be considered the beneficial owner of more than 10% of such class of securities. Mrs. Gottesman is the wife of Charles A. Gottesman, the daughter of Phyllis H. Fisher and the sister of John H. Fisher.

Stockholder proposals to be included in the Company's proxy statement for the 1997 Annual Meeting of Stockholders must be received by the Company, for consideration, on or before December 24, 1996.

                           By Order of the Board of Directors,

                           David E. Redlick, Clerk

April 22, 1996

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY                    HYDE ATHLETIC INDUSTRIES, INC.                   PROXY

                  ANNUAL MEETING OF STOCKHOLDERS - May 22, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF THE COMPANY.

      The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John H. Fisher and Charles A. Gottesman, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Hyde Athletic Industries, Inc. (the "Company") to be held at the Company's headquarters, Centennial Industrial Park, 13 Centennial Drive, Peabody, Massachusetts 01960 at 10:00 a.m. (local time), on Wednesday, May 22, 1996 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of Class A Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is being proposed by the Company.

      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

                   (To Be Signed on Reverse Side)

                [X] Please mark your
                    votes as in this
                    example.

         (INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name in the line provided below.)

         1.   Election of directors    [ ] FOR       [ ] WITHHELD

         FOR (all nominees except as marked below)

         _________________________________________

         Nominees: James A. Buchanan, John H. Fisher, Phyllis H. Fisher,
                   Charles A. Gottesman, Jonathan O. Lee and John J.
                   Neuhauser

         2. Ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants.

                  [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

              The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified above, this proxy will be voted for such election to office or proposal.

              Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

         SIGNATURE(S)_____________________________ DATE___________________
         Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally.


                                       -2-